Exhibit 99.3

CONSENT OF MUFSON HOWE HUNTER & COMPANY LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of FedFirst Financial Corporation as Annex B to the proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed merger of FedFirst Financial Corporation with and into CB Financial Services, Inc. and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Mufson Howe Hunter & Company LLC
Mufson Howe Hunter & Company LLC

Dated: June 11, 2014